                                                                Exhibit 9(b)(iv)

                   THIRD AMENDMENT TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 29th day of April 1994, by and among MFS Variable Insurance Trust, CUNA Mutual Life Insurance Company (formerly Century Life of America) and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on September 23, 1999.

                                        CUNA MUTUAL LIFE INSURANCE COMPANY
                                        By its authorized officer


                                        By: /s/ Michael B. Kitchen
                                            ------------------------------------
                                        Title: President and CEO


                                        MFS VARIABLE INSURANCE TRUST,
                                        ON BEHALF OF THE PORTFOLIOS
                                        By its authorized officer,


                                        BY: /s/ Jeffrey L. Shames
                                            ------------------------------------
                                            Jeffrey L. Shames
                                            Chairman


                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                        By its authorized officer,


                                        By: /s/ Jeffrey L. Shames
                                            ------------------------------------
                                            Jeffrey L. Shames
                                            Chairman and Chief Executive Officer

                                                         As of September 23,1999

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

   NAME OF SEPARATE ACCOUNT AND DATE
   ESTABLISHED BY BOARD OF DIRECTORS                                                 PORTFOLIOS
          (DATE ESTABLISHED)             POLICIES FUNDED BY SEPARATE ACCOUNT    APPLICABLE TO POLICIES
   ---------------------------------     -----------------------------------   -------------------------
   CUNA Mutual Life Variable Annuity              Variable Annuity             Global Governments Series
                Account                               33-73738
f/k/a Century Variable Annuity Account                                          Emerging Growth Series

           December 14, 1993

   CUNA Mutual Life Variable Account           Variable Universal Life         Global Governments Series
    f/k/a Century Variable Account                    33-19718

            August 16, 1983                  Variable Universal Life II         Emerging Growth Series
                                                      333-81499

    CUNA Mutual Life Group Variable        Group Variable Annuity Offered      Global Governments Series
            Annuity Account              Exclusively to Qualified Plans Not
 f/k/a Century Group Variable Annuity    Registered in Reliance on Qualified    Emerging Growth Series
                Account                    Plan Exemption to Registration
                                                    Requirements
            August 16, 1983